Exhibit 10.10

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS

BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED.

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made as of this 20th day of November 2023 (the “Execution Date”), by and among (a) Batya Klein and Benjamin Klein, as co-trustees of the Marital Trust Created by Kenneth S. Klein Revocable Trust U/A/D 10/20/80 (“Plaintiff”); and (b) Check Five, LLC (“Defendant”). Where appropriate, the parties to this Agreement are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on March 14, 2022, Defendant executed a Promissory Note wherein Defendant promised, among other terms, to pay Plaintiff the principal amount of $2,090,263.58 with interest thereon (calculated on the basis of a 360 day year and actual days elapsed) at the rate of ten percent (10%) per annum, with a maturity date of May 1, 2024 (the “Note”);

WHEREAS, Plaintiff filed a lawsuit in the Superior Court of New Jersey, Law Division, Bergen County (the “Court”), against Defendant alleging breach of the Note, in Case No. BER-L-002168-23, styled Batya Klein, as trustee of the Marital Trust Created by Kenneth S. Klein Revocable Trust U/A/D 10/20/80 v. Check Five, LLC, (the “Lawsuit”); and

WHEREAS, the Parties have agreed to resolve their differences and release all claims and Defendant, without admitting any guilt or liability, agrees to settle all disputes between the Parties related to the Note and the Lawsuit by paying Plaintiff a settlement amount of $2,228,168.81 (Two Million, Two Hundred Twenty-Eight Thousand, One Hundred Sixty-Eight and 81/100 dollars), pursuant to the payment terms detailed below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Settlement Payments

In consideration of Plaintiffs execution of this Agreement, the releases set forth in Paragraph 3, and dismissal of the Lawsuit as set forth in Paragraph 4, Defendant agrees to pay Plaintiff the total of $2,228,168.81 (Two Million, Two Hundred Twenty-Eight Thousand, One Hundred Sixty-Eight and 81/100 dollars) (the “Settlement Payment”), pursuant to the following installment payment terms, with time being of the essence with respect to each of the following installment payments:

a.	On or before November 22, 2023, Defendant shall pay or cause to be paid $250,000 to Plaintiff.
b.	On or before November 29, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
c.	On or before December 6, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.

d.	On or before December 13, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
e.	On or before December 20, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
f.	On or before December 27, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
g.	On or before January 3, 2023, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
h.	On or before January 10, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
i.	On or before January 17, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
j.	On or before January 24, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
k.	On or before January 31, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
l.	On or before February 7, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
m.	On or before February 14, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
n.	On or before February 21, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
o.	On or before February 28, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
p.	On or before March 6, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
q.	On or before March 13, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
r.	On or before March 20, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
s.	On or before March 27, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.

t.	On or before April 3, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
u.	On or before April 10, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
v.	On or before April 17, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
w.	On or before April 24, 2024, Defendant shall pay or cause to be paid $75,000 to Plaintiff.
x.	On or before May 1, 2024, Defendant shall pay or cause to be paid $328,168.81 to Plaintiff.

Each installment payment of the Settlement Payment shall be made in good and sufficient funds and be made by wire transfer to Plaintiff as set forth below:

ABA/Routing #:[***]

Account #:[***]

Account Name:	[***]
2.	Consent Judgment

If any installment payment, pursuant to the terms set forth in Paragraph 1, above, is not timely and actually received by Plaintiff, then Plaintiff shall notify Defendant in accordance with the notice provisions herein and Defendant shall have three (3) business days from receipt of such notice to cure by causing that missed installment payment to be actually received by Plaintiff. If Defendant fails to timely cure, or if Defendant has already received notice of a missed payment and cured two (2) times previously pursuant to the terms of this Paragraph and an installment payment is not timely and actually received by Plaintiff, then Defendant shall be in default under this Settlement Agreement, without the requirement of any further notice by Plaintiff, and the following shall occur:

a.

The installment payment terms set forth in Paragraphs (a)-(x) above shall be stricken and Defendant shall become immediately liable for the full Settlement Amount of $2,228,168.81, plus applicable default interest at the rate set forth in the Note, less any amounts already paid by Defendant.

b.

Defendant consents to entry of the Consent Judgment, in the form attached hereto as Exhibit A, for the full Settlement Amount of $2,228,168.81, plus applicable default interest at the rate set forth in the Note, less any amounts already paid by Defendant. The Consent Judgment will be held in escrow by Plaintiff’s counsel and not filed with any court until and unless Defendant fails to make a payment and fails to cure pursuant to the terms set forth in Sections 1 and 2.

c.	Defendant shall waive any and all defenses to execution and entry of the Consent Judgment.

3.	Mutual Releases

(a)Effective upon Plaintiffs receipt of the entirety of the Settlement Payment in accordance with the terms of this Agreement, Plaintiff, and each of its companies, parents, affiliates, subsidiaries, executors, administrators, agents, directors, officers, partners, employees, shareholders, representatives, insurers, trustees, attorneys, successors, heirs, beneficiaries and assigns (the “Plaintiff Releasing Parties”), hereby releases and forever discharges Defendant, and each of its past and present companies, parents, members, affiliates, subsidiaries, executors, administrators, agents, directors, officers, partners, employees, shareholders, representatives, insurers, trustees, attorneys, predecessors, successors, beneficiaries and assigns (collectively, the “Defendant Released Parties”), from any and all past, present and future claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities of any kind or character whatsoever, known or unknown, discovered or undiscovered, suspected or unsuspected, asserted or unasserted, arising from or directly related to the Note and/or the Lawsuit, which the Plaintiff Releasing Parties ever had, now has, or might hereafter have against the Defendant Released Parties, whether arising at law or in equity by reason of any matter, cause, happening or thing from the beginning of time through and including the date of this Agreement; provided, however, that the Plaintiff Releasing Parties shall not release any claims arising from any breach of any obligations under this Agreement.

(b)Effective upon Plaintiff’s timely receipt of the entirety of the Settlement Payment, Defendant, and each of its companies, parents, affiliates, subsidiaries, executors, administrators, agents, directors, officers, partners, employees, shareholders, representatives, insurers, trustees, attorneys, successors, heirs, beneficiaries and assigns (the “Defendant Releasing Parties”), hereby releases and forever discharges Plaintiff, and each of its past and present companies, parents, members, affiliates, subsidiaries, executors, administrators, agents, directors, officers, partners, employees, shareholders, representatives, insurers, trustees, attorneys, predecessors, successors, beneficiaries and assigns (collectively, the “Plaintiff Released Parties”), from any and all past, present and future claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities of any kind or character whatsoever, known or unknown, discovered or undiscovered, suspected or unsuspected, asserted or unasserted, arising from or directly related to the Note and/or the Lawsuit, which the Defendant Releasing Parties ever had, now has, or might hereafter have against the Plaintiff Released Parties, whether arising at law or in equity by reason of any matter, cause, happening or thing from the beginning of time through and including the date of this Agreement.

4.	Dismissal of Lawsuit

Within five (5) business days of Plaintiff’s receipt of a fully executed copy of this Agreement, the Parties shall cause their respective counsel of record in the Lawsuit to execute and deliver to each other the Stipulation of Discontinuance with Prejudice (the “Stipulation”) in the form attached as Exhibit B. Within five (5) business days of Plaintiff’s receipt of the Stipulation of Discontinuance executed by Defendant’s counsel, Plaintiff shall cause its counsel to file the Stipulation of Discontinuance with the court.

5.	Covenant Not to Sue

Upon execution of this Agreement, the Parties hereby covenant not to institute, participate in (except as compelled by judicial process), or continue any proceeding, suit or action, at law or in equity, against any of the other Parties, concerning the subject of this Agreement, including without limitation the Note and/or the Lawsuit, except for an action to enforce this Agreement. The Parties acknowledge that if the covenant not to sue set forth in this Paragraph 5 is breached, it would cause immediate and irreparable harm for which money damages would be inadequate. In the event of such breach, the breaching Party agrees that this provision may be enforced by injunctive relief without proof of actual injury. Such remedy shall not be deemed to be the exclusive remedy for such breach, but shall be in addition to all other remedies available at law or equity. In the event that any Party breaches this Paragraph 5, that Party agrees to fully indemnify the Party or Parties it sues for any and all costs, including attorneys’ fees of defending said lawsuit, said indemnity rights accruing immediately at the time of breach.

6.	No Admission of Liability

The Parties expressly recognize and agree that this Agreement represents a compromise and settlement of disputed claims. The agreement of Defendant to make the Settlement Payment to Plaintiff pursuant to Paragraph I of this Agreement shall not constitute an admission of legal liability by Defendant to the claims in the Lawsuit. Unless and until fully executed, this Agreement shall be deemed an inadmissible offer to compromise a disputed claim, subject to Federal Rule of Evidence 408 and any similar applicable rules of evidence, and no portion of it, irrespective of complete execution, shall be deemed nor may be proffered as an admission of fact, liability or damages in regard to the Parties’ dispute concerning the Note and/or the Lawsuit. Notwithstanding the foregoing, Defendant shall have no right of offset in connection with any of the payments required under the Note or as set forth herein, arising from any claim or counterclaim Defendant might otherwise make in any action or proceeding to enforce the terms of this Agreement or the Note.

7.	Confidentiality

The terms of this Agreement, including, but not limited to, the Settlement Payment, and the discussions and circumstances preceding and surrounding this Agreement shall be confidential and may not be shared with any non-Party or disseminated publicly except that (a) any Party may disclose any or all terms of this Agreement as is reasonably necessary for it to enforce the terms hereof in the event of an alleged breach or in connection with any other action related to this Agreement; (b) any Party may make such disclosure as it reasonably believes is required by law (including applicable securities laws), except to the extent that such disclosure is requested by subpoena, court order or by request of any governmental entity, the disclosing Party shall promptly (in writing and within a reasonable time prior to any such disclosure) notify the non-disclosing Parties of such subpoena, court order, or request; (c) any Party may make any such disclosure to its auditors, lawyers, tax advisors, investors, lenders, insurers or indemnitors as is reasonably necessary or appropriate, so long as such recipient is already obligated to keep such information confidential or so long as the disclosing Party otherwise informs them of the confidentiality obligations contained herein; and (d) any Party may make such disclosure as the Parties may otherwise agree in writing. Each of the Parties further agrees that neither they nor their counsel, representatives, nor agents shall issue a press release or otherwise make or cause to be made any public statements concerning the terms of this Agreement without the express written approval of each other Party, except where disclosure is required by law (including applicable securities laws) in which case the disclosing Party may make a press release or other public disclosure notwithstanding the failure of the other Party to approve the text of such press release or other public disclosure, provided that the disclosing Party has made commercially reasonable efforts in the particular circumstances to allow the other Party an opportunity to comment on such press release or other public disclosure. Furthermore, a disclosing Party may make further public disclosure without obtaining the prior consent of the other Party to the extent such disclosure is consistent with the prior disclosure of the disclosing Party. In the event that any Party breaches this Section 5, the non-breaching Party or Parties shall be entitled to recover any and all costs, including attorneys’ fees associated with enforcing this Agreement, and the breaching party agrees to indemnify and hold the non-breaching party(ies) harmless from and against any and all claims, causes of action, damages, suits, and liabilities of any kind or character whatsoever, including, without limitation, attorneys’ fees and costs, said indemnity rights accruing immediately at the time of breach.

8.	Entire Agreement

This Agreement represents the entire agreement and understanding between the Parties with regard to its subject matter, and supersedes all prior or contemporaneous agreements, understandings, inducements, or conditions, oral or written, express or implied, pertaining to the subject matter of this Agreement.

9.	No Waiver or Modification

This Agreement may not be amended or modified nor any of its provisions waived except by a writing signed by all Parties hereto. No delay or failure by any Party to claim a breach of any provision of this Agreement shall affect the right to require full performance of such provision, nor shall such delay or failure constitute a waiver of any subsequent breach or affect in any way the effectiveness of such provision.

10.	Other Actions

The Parties represent that other than this Agreement and the Parties’ dispute related to Note and the Lawsuit, they do not have any suits, claims, charges, complaints, or demands of any kind whatsoever currently pending against any Party arising from or relating to the subject of this Agreement with any local, state, or federal court or any governmental, administrative, or other agency or board.

11.	Authority

Each of the Parties and each signatory hereto represents and warrants that such Party and signatory has full power, capacity and authority, on its own behalf and on behalf of its successors and assigns heretofore and hereafter, to execute, deliver, and perform all actions required under this Agreement.

12.	Binding Nature of Agreement

This Agreement shall be binding upon each of the Parties and upon their respective heirs, administrators, representatives, executors, assigns and successors and shall inure to the benefit of each Party and their respective heirs, administrators, representatives, executors, successors, and assigns.

13.	Severability of Terms

Should any provision of this Agreement be declared or be determined by any court or tribunal of competent jurisdiction, to be illegal, invalid, or unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s or tribunal’s opinion to render such term or provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the original intent and agreements of the Parties set forth herein.

14.	Choice of Law; Venue

The laws of the State of New Jersey shall govern this Agreement, without reference to conflicts of law principles. Each Party irrevocably consents to exclusive jurisdiction in the Court, or any other state or federal courts located in Bergen County, New Jersey, and waives any objection based on an inconvenient forum, venue, or lack of jurisdiction therein.

15.	Costs and Fees

In the event that there is a dispute over the terms of this Agreement and/or any Party’s compliance therewith, the prevailing Party in any action to enforce this Agreement shall have the right to collect from the other Party its reasonable costs and necessary disbursements and reasonable attorneys’ fees incurred in enforcing this Agreement, either affirmatively or defensively, and fees through and including those incurred on appeals.

16.	Mutual Draftsmanship and Voluntary Execution of this Agreement

Each Party represents that it has drafted this Agreement mutually with each other such that no ambiguities contained herein should be construed in favor of one Party over another. Each Party represents that it has read the Agreement, understands the Agreement’s terms and conditions, has consulted with an attorney of its choice, and is signing this Agreement voluntarily.

17.	Legal Counsel

Each of the undersigned represents that he/she has had an opportunity to have this Agreement reviewed by legal counsel of his/her choosing and that he/she has had a full opportunity to review the terms of this Agreement, fully understands its terms, and has willingly consented to the terms set forth herein.

18.	Notices

Any notices, consents, certifications, or other communications between the Parties relate to this Agreement shall be in writing and sent by reputable overnight carrier and email upon delivery to:

If to Plaintiff:

Jeffrey Schreiber, Esq.

Meister Seelig and Fein PLLC

4E&F Auer Court

Williamsburg Commons

East Brunswick, New Jersey 08816

Email: [***]

If to Defendant:

Erica R. S. Goldman, Esq.

TORYS LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

Email: [***]

19.	Counterparts

This Agreement may be executed in separate counterparts, all of which, when taken together, shall constitute the entire Agreement. This Agreement shall only become binding on either Party when fully executed, whether in counterparts or otherwise. A fax or scanned e-mail copy of any Party’s signature shall be deemed as legally binding as an original signature.

20.	Jury Waiver

PLAINTIFF AND DEFENDANT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, OR THE ACTIONS OF DEFENDANT OR ANY OF ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

(signature page to follow)

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date hereof.

MARITAL TRUST CREATED BY KENNETH S.
KLEIN REVOCABLE TRUST U/A/D 10/20/80

By:	/s/ Batya Klein
Name: Batya Klein
Title: Co-Trustee

By:	/s/ Benjamin Klein
Name: Benjamin Klein
Title: Co-Trustee

CHECK FIVE, LLC

By:	/s/ Bill Leonard
Name: Bill Leonard
Title: President

EXHIBIT A

CONSENT JUDGEMENT

[***]

EXHIBIT B

STIPULATION

[***]